Exhibit 4.2

A123 SYSTEMS, INC.

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 6, 2011

To the Indenture dated as

of

April 6, 2011

3.75% CONVERTIBLE SUBORDINATED NOTES DUE 2016

i

ii

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 6, 2011, is entered by and between A123 Systems, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, a national banking association (the “Trustee”), under the Indenture, dated as of April 6, 2011, between the Issuer and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

W I T N E S S E T H:

WHEREAS, the Issuer executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Security” or “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Original Indenture;

WHEREAS, Section 8.01(f) of the Original Indenture provides for the Issuer and the Trustee to enter into supplemental indentures to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.01 and Section 2.03 of the Original Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of the Securities;

WHEREAS, pursuant to the terms of the Original Indenture, the Issuer desires to establish a new series of Securities to be known as its “3.75% Convertible Subordinated Notes due 2016” (the “Notes” or “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of the Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Repurchase Exercise Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done and all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01           Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.  Without limiting the foregoing, Articles 5, 6, 7 and 9 of this Supplemental Indenture shall apply to the Notes in lieu of Articles 5, 8, 9 and 13 of the Original Indenture, respectively.

Section 1.02           Certain Terms Defined.  The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture shall have the respective meanings specified in this Section.  All words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture.  All other terms used in this Supplemental Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.03.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.03(a).

“Agent Members” has the meaning specified in Section 2.02.

“Announcement Date” means the date on which the Issuer publicly announces a distribution.

“Averaging Period” has the meaning specified in Section 4.04(e).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the time the Notes are originally issued:

(i)            any “person” or “group” (each as defined below), other than the Issuer, its Subsidiaries and the employee benefit plans of the Issuer and its Subsidiaries, files a Schedule 13D or Schedule TO, or any successor schedule, or any other schedule, form or report, including, in each case, any amendment thereto, under the Exchange Act disclosing, or the Issuer otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Issuer’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Issuer’s Voting Stock, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person until such tendered securities are accepted for purchase or exchange under such offer;

(ii)           consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Issuer’s Voting Stock immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Voting Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Change in Control pursuant to this clause (b); or

(iii)          the holders of the Capital Stock of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with this Indenture).

Notwithstanding the foregoing, there shall not be deemed to have occurred a “Change in Control,”  if at least 90% of the consideration received or to be received by the common stockholders of the Issuer, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction consists of shares of common stock traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result of such transaction, the Notes become convertible into or exchangeable for such consideration.

For purposes of the definition of “Change in Control” above, (i) “person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions thereto, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereto; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date hereof and (iii) “beneficial ownership” has a meaning correlative to that of beneficial owner.

“Class of Designated Senior Indebtedness” means any Designated Senior Indebtedness the principal amount of which is $20.0 million or more that has been designated as a separate class from any other Designated Senior Indebtedness, and, with respect to Designated Senior Indebtedness that has not been designated as a separate class, shall mean all such Designated Senior Indebtedness the principal amount of which, in the aggregate, is $20.0 million or more, acting as a single class.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sales Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sales price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization.  If the Common Stock is not so quoted, the “Closing Sales Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.  The Closing Sales Price will be determined without reference to after-hours or extended market trading.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Issuer at the date of this Supplemental Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 4.06(a).

“Conversion Agent” means the Trustee or such other office or agency designated by the Issuer where Notes may be presented for conversion.  The Trustee shall initially be the Conversion Agent.

“Conversion Date” has the meaning specified in Section 4.02(c).

“Conversion Obligation” has the meaning specified in Section 4.01.

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 4.01.

“Custodian” means the Trustee, as custodian for The Depositary Trust Company, with respect to the Global Notes, or any successor thereto.

“Default” means any event that is, or after notice of passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means initially the Depositary Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Senior Indebtedness” means any Senior Indebtedness in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Issuer is a party, expressly provides that such Indebtedness is “designated senior indebtedness” for purposes of the Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Distributed Property” has the meaning specified in Section 4.04(c).

“Effective Date” has the meaning specified in Section 4.03(b).

“Event of Default” means any event or condition specified as such in Section 5.01.

“Ex-Dividend Date,” with respect to any dividend, distribution or other transaction, means the first date on which shares of the Common Stock trade regular way on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” has the meaning specified in Section 4.04(e).

“Expiration Time” has the meaning specified in Section 4.04(e).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached hereto as Attachment 3 to the Form of the Note attached hereto as Exhibit A.

“Form of the Note” means the “Form of the Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of the Note attached hereto as Exhibit A.

“Form of Repurchase Exercise Notice” means the “Form of Repurchase Exercise Notice” attached as Attachment 2 to the Form of the Note attached hereto as Exhibit B.

“Fundamental Change” means the occurrence prior to the Stated Maturity of either a Change in Control or a Termination of Trading.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Supplemental Indenture.

“Global Note” means any Note that is a Global Security.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means (a) all of the Issuer’s indebtedness, obligations and other liabilities, contingent or otherwise,

(1)  for borrowed money, including overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or

(2)  evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Issuer or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(b)   all of the Issuer’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(c)   all of the Issuer’s obligations and liabilities, contingent or otherwise, in respect of leases required to be accounted for as capitalized lease obligations on the Issuer’s balance sheet in conformity with GAAP;

(d)   all of the Issuer’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Issuer is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Issuer’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(e)  the deferred and unpaid balance of the purchase price of any property, except any such balance that constitutes an accrued expense or trade or service payable incurred in the ordinary course of business;

(f)  all of the Issuer’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement, foreign currency hedge, exchange, purchase or similar instrument or agreement or commodity swaps or options, forward commodity contracts or similar instrument or agreement;

(g)  all of the Issuer’s direct or indirect guaranties or similar agreements by us in respect of, and all of the Issuer’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (f); and

(h)  any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (g).

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each April 15 and October 15 of each year.

“Issuer” means A123 Systems, Inc., a Delaware corporation, and, subject to Article 7, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by the chairman of the Board of Directors, the president or any vice president of the Issuer.

“Make Whole Adjustment Event” means the occurrence prior to the Stated Maturity of either (i) any transaction or event that constitutes a Change in Control (determined after giving effect to any exceptions to or exclusions from such definition, other than the proviso in clause (b) of the definition thereof) or (ii) any Termination of Trading.

“Make Whole Adjustment Event Period” has the meaning specified in Section 4.03(a).

“Nonpayment Default” has the meaning specified in Section 9.03(a).

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Identure.

“Note Register” means the register or registers the Issuer will keep with respect to the Notes pursuant to Section 2.08 of the Original Indenture.

“Notes Registrar” has the meaning specified in Section 2.01.

“Notice of Conversion” has the meaning specified in Section 4.02(b).

“Officer” means, with respect to the Issuer, the president, the chief executive officer, the treasurer, the secretary, any executive or senior vice president or any vice president.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding”, with respect to the Notes, has the meaning specified in the Original Indenture with respect to Securities “outstanding,” as modified by Section 2.04 and Section 3.04 of this Supplemental Indenture.

“Payment Blockage Notice” shall have the meaning specified in Section 9.03(a).

“Payment Default” has the meaning specified in Section 9.03(a).

“Paying Agent” shall initially be the Trustee, and shall be the Person authorized by the Issuer to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Issuer.

“Physical Notes” means certificated Notes that are not in global form and are registered in the name of the Holder and issued in denominations of $1,000 principal amount and multiples thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.06(a).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the April 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 15 and the October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 15.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness; provided that, if no Representative has been appointed under the instrument governing any series of Senior Indebtedness, any holder or group of holders of such series of Senior Indebtedness certifying that it holds a percentage of such series of Senior Indebtedness sufficient to cause the acceleration thereof will be deemed a Representative.

“Repurchase Exercise Notice” has the meaning specified in Section 3.01(b).

“Repurchase Right Notice” has the meaning specified in Section 3.01(c).

“Senior Indebtedness” of a Person means the principal of, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, premium on and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of the Issuer, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Issuer, including all deferrals, renewals, extensions or refunding of, or amendments, modifications or supplements to the foregoing.  However, “Senior Indebtedness” does not include:

(a)   Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is equal in rank or junior to the Notes;

(b)   Any Indebtedness to any Subsidiaries, other than Indebtedness to Subsidiaries arising by reason of guarantees by the Issuer of the Indebtedness of such Subsidiary to a Person that is not a subsidiary of the Issuer;

(c)   Indebtedness for accrued expenses or trade or service payables incurred in the ordinary course of business;

(d)   Any liability for federal, state, local or other taxes owing or owed by the Issuer.

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, April 15, 2016.

“Stock Price” has the meaning specified in Section 4.03(b).

“Termination of Trading” means the Common Stock (or other common stock underlying the Notes) ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted and (ii) a Closing Sales Price for the Common Stock is available on such securities exchange or trading system; provided that if the Common Stock is not so listed or quoted, “Trading Day” means a Business Day.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” has the meaning specified in the first paragraph of the Supplemental Indenture.

“Underwriters” means Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as managers of those underwriters set forth on Schedule II of the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of March 31, 2011, by and among the Issuer and the Underwriters.

“Valuation Period” has the meaning specified in Section 4.04(c).

“vice president”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Voting Stock” of any Person means any class or classes of Capital Stock of, or other interests in, such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees of such Person.

Section 1.03           References to Interest.  Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03.  Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

SECURITIES

Section 2.01           Titles and Terms; Payments.  There is hereby established a Series of Securities designated the “3.75% Convertible Subordinated Notes due 2016” initially limited in aggregate principal amount to $125,000,000 (as increased by an amount equal to the aggregate principal amount of any Additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase Additional Notes as set forth in the Underwriting Agreement), which amount shall be as set forth in the Issuer Order for the authentication and delivery of the Notes pursuant to Section 2.04 of the Original Indenture.  The Notes will only be issued in denominations of $1,000 and in integral multiples of $1,000.

The principal amount of Notes then Outstanding shall be payable at the Stated Maturity.  Interest on the Notes shall accrue at a rate of 3.75% per annum, from the issue date or from the most recent date on which interest has been paid or duly provided for, until the principal therefor is paid or made available for payment.  Interest shall be payable semi-annually in arrears on each Interest Payment Date, beginning on October 15, 2011, to the Person in whose name a Note is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.  The Notes will not have the benefit of Section 12.05 of the Original Indenture.

Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Issuer shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.01.

(ii)  The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

The Issuer may, without the consent of the Holders and notwithstanding any other provision of this Section 2.01, reopen this Indenture and issue Additional Notes hereunder (“Additional Notes”) with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that such Additional Notes must be fungible with the Notes initially issued hereunder for federal income tax purposes.  Any Additional Notes shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes issued hereunder.  Prior to the issuance of any such Additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Original Indenture, as the Trustee shall reasonably request.

The Form of the Note shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may consistent herewith, be determined to be necessary or appropriate by the Officers of the Issuer executing such Notes, as evidenced by their execution of the Notes.

The Issuer shall pay the principal of and interest on any Global Note in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Global Note. The Issuer shall pay the principal of and interest on any Physical Notes at the office of the Trustee, or at the Issuer’s option, by check mailed to the Holder’s registered address, unless a Holder timely requests to have such amounts paid by wire transfer in accordance with the final three sentences of this paragraph, in which case the Issuer shall instead pay such principal of and interest on any Physical Notes by wire transfer in accordance with the transfer instructions provided in such request. The Issuer has initially designated the Trustee as its Paying Agent in respect of the Notes and its Notes Registrar in respect of the Notes (the “Notes Registrar”) and its agency in New York City as a place where Notes may be presented for payment, registration of transfer, exchange repurchase or conversion. The Issuer may, however, change the Paying Agent or the Notes Registrar or the Conversion Agent for the Notes without prior notice to the Holders thereof, and the Issuer or one of its wholly owned Subsidiaries may act as the Paying Agent or the Notes Registrar for the Notes. The Issuer reserves the right to vary or terminate the appointment of the Notes Registrar, Paying Agent or Conversion Agent, appoint additional Paying Agents or Conversion Agents or approve any change in the office through which any Notes Registrar or any Paying Agent or Conversion

Agent acts. Payments on any Physical Notes having a principal amount of at least $1,000,000 shall be payable, if the Holder of such Physical Notes so requests in accordance with the two immediately succeeding sentences, by wire transfer of immediately available funds to an account specified by the Holder. To request payment by wire transfer, the Holder must give appropriate transfer instructions to the Trustee or other Paying Agent (if not the Trustee) at least 15 Business Days before the requested wire payment is due and, in the case of any interest payments, the instructions must be given by the Person who is shown on the Trustee’s records as the Holder of the Physical Note on the applicable Regular Record Date. All applications for payment by wire transfer shall remain in effect unless and until new instructions are given in the manner described in the immediately preceding sentence.

A Holder may transfer or exchange Notes at the office of the Notes Registrar in accordance with Section 2.08 of the Original Indenture.  The Issuer is not required to transfer or exchange any Note surrendered for conversion pursuant to Section 4.01.

Section 2.02           Book-Entry Provisions for Global Notes.  (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository and (ii) delivered to the Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depository, or the Custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depository as its nominee, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Notwithstanding anything to the contrary in Section 2.08 of the Original Indenture, interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only if:

(i) the Depository notifies the Issuer at any time that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed within 90 days;

(ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed within 90 days; or

(iii) an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued as Physical Notes,

in each case in accordance with the rules and procedures of the Depository. Other than as set forth in this Section 2.02(b), the Notes shall remain in global form as Global Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 2.08 of the Original Indenture, as modified by this Section 2.02, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount in accordance with Section 2.08 of the Original Indenture, as modified by this Section 2.02.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.08 of the Original Indenture, as modified by this Section 2.02, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.

Section 2.03           Reporting Requirements.  The Issuer shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any extension provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 2.03 at the time such documents are filed via the EDGAR system (or such successor).

Section 2.04           Repurchase and Cancellation.  The Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer, its Subsidiaries, affiliates, agents or dealers or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Issuer shall cause any Notes so repurchased by it or its Subsidiaries (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Original Indenture, and they will no longer be considered to be Outstanding under the Indenture upon the repurchase.

Section 2.05           Satisfaction and Discharge.   This Indenture shall upon request of the Issuer contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Original Indenture) have been delivered to the Notes Registrar for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Stated Maturity, on any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or shares of Common Stock, if any (solely to satisfy the Issuer’s Conversion Obligation, if applicable), sufficient to pay all of the Outstanding Notes or satisfy the Issuer’s Conversion Obligation, as the case may be, and to pay all other sums due and payable under this Indenture by the Issuer; and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.06 and Section 10.05 of the Original Indenture shall survive.  Further, Section 10.01(b) of the Original Indenture regarding defeasance shall not apply to the Notes.

ARTICLE 3

FUNDAMENTAL CHANGES AND REPURCHASES THEREON

Section 3.01                                Repurchase at Option of Holders upon a Fundamental Change.

(a)                                  If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof in integral multiples of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 nor more than 35 Business Days following the occurrence of such Fundamental Change at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the full amount of accrued and unpaid interest to such Interest Payment Date shall be paid by the Issuer to Holders of the Notes as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes subject to repurchase pursuant to this Article 3 and will not include any accrued and unpaid interest.

(b)                             Repurchase of a Note under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)  delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Exercise Notice”) in the form set forth in Attachment 2 to the Form of the Note attached hereto as Exhibit A, if the Note is a Physical Note, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Note is a Global Note, in each case during the period beginning on, and including, the date the Issuer mails to the Trustee and each Holder the Repurchase Right Notice pursuant to subsection (c) below and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)  delivery of the Note, if the Note is a Physical Note, to the Paying Agent at any time after delivery of the Repurchase Exercise Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Note, if the Note is a Global Note, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Repurchase Exercise Notice in respect of any Note to be repurchased shall specify:

(i)  in the case of a Physical Note, the certificate numbers of the Note to be repurchased;

(ii)  the portion of the principal amount of Note to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)  that the Note is to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if such Note is a Global Note, the Repurchase Exercise Notice must comply with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Exercise Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Repurchase Exercise Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with the procedures set forth in Section 3.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Repurchase Exercise Notice or written notice of withdrawal thereof.

(c)  The Issuer shall provide to the Trustee and to each Holder a notice of any Fundamental Change (the “Repurchase Right Notice”) promptly, and in any event no later than five Business Days following the occurrence of such Fundamental Change.  Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary.  Each Repurchase Right Notice shall specify:

(i)  the events causing the Fundamental Change;

(ii)  the effective date of the Fundamental Change, and whether the Fundamental Change is a Make Whole Adjustment Event and, if so, the Effective Date of the Make Whole Adjustment Event;

(iii)  that Holders have the right to convert their Notes, and the procedures that Holders must follow to convert their Notes;

(iv)  that Holders have the right to cause the Issuer to repurchase their Notes at the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date;

(v)  the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(vi)  the Fundamental Change Repurchase Price;

(vii)  the Fundamental Change Repurchase Date;

(viii) the Conversion Rate and any adjustments to the Conversion Rate;

(ix)  the procedures that Holders must follow to exercise their repurchase option upon the Fundamental Change;

(x)  the name and address of the Paying Agent and the Conversion Agent; and

(xi) if applicable, that any Note with respect to which a Repurchase Exercise Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice in accordance with the terms of this Indenture, and the procedures for withdrawing a Repurchase Exercise Notice.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

At the Issuer’s request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Issuer Notice shall be prepared by the Issuer and the Trustee shall have no liability for the content thereof.

Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), and any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Exercise Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02                                Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent on the later of (x) the applicable Fundamental Change Repurchase Date (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03                                Withdrawal of Repurchase Exercise Notice.  (a)  A Repurchase Exercise Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date, specifying:

(i)                                     the principal amount of the Note with respect to which such notice of withdrawal is being submitted,

(ii)                                  if such Note is a Physical Note, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Repurchase Exercise Notice, which portion must be an integral multiple of $1,000;

provided, however, that if such Note is a Global Note, the notice must comply with applicable procedures of the Depositary.

Section 3.04                                Notes Repurchased in Whole or in Part.  Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.05                                Covenant to Comply with Applicable Laws upon Repurchase of Notes.  In connection with any repurchase offer pursuant to Section 3.01, the Issuer shall, if required:

(a)                                  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules are applicable;

(b)                                 file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes upon a Fundamental Change;

in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified in this Article 3.

ARTICLE 4

CONVERSION

Section 4.01                                Conversion Privilege.  Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at an initial conversion rate of 138.8889 shares of Common Stock (subject to adjustment as provided in Section 4.03 and Section 4.04, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”) at any time prior to the close of business on the third Business Day immediately preceding the Stated Maturity.

Section 4.02                                Conversion Procedure; Settlement upon Conversion.

(a)                                  Upon conversion of a Note, the Issuer shall deliver to the converting Holder in full satisfaction of its Conversion Obligation a number of shares of Common Stock equal to (1) the aggregate principal amount of such Note, divided by $1,000, multiplied by (2) the Conversion Rate in effect on the relevant Conversion Date, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 4.02, on the third Business Day immediately following the relevant Conversion Date.

(b)                                 Subject to Section 4.02(e), in order to exercise the right to convert a Note or a beneficial interest in a Global Note, the Holder or beneficial owner thereof, as the case may be, shall (i) in the case of a Global Note, comply with the applicable conversion procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Note, duly endorsed to the Issuer or in blank, at the office of the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 4 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Note may be delivered by the Holder thereof if such Holder has also delivered a Repurchase Exercise Notice to the Paying Agent in respect of such Note and not validly withdrawn such Repurchase Exercise Notice in accordance with Section 3.01(b).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  The conversion of a Note shall be deemed to have been effected immediately prior to the close of business on the Business Day (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  The Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  If a Holder submits its Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of Common Stock upon conversion, unless such tax is due because such Holder requests such shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax.  The Conversion Agent may refuse to deliver the certificates representing shares of Common Stock being issued in a name other than the converting Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax that is due from such Holder in accordance with the immediately preceding sentence.

(f)                                    Except as provided in Section 4.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 4.

(g)                                 Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 Upon conversion of a Note, the converting Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth below.  The Issuer’s settlement of its Conversion Obligation pursuant to Section 4.02(a) upon conversion of a Note shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. Accordingly, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full upon settlement of the Issuer’s Conversion Obligation pursuant to Section 4.02(a) rather than canceled, extinguished or forfeited.  The Holder of a Note as of the close of business on any Regular Record Date shall receive the interest payable on the corresponding Interest Payment

Date notwithstanding the conversion of such Note at any time after the close of business on such Regular Record Date.  A Note surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the open of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the amount of interest that will be payable on such Note; provided that no such payment shall be required (1) if the Issuer has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) with respect to any Note surrendered for conversion following the Regular Record Date immediately preceding the Stated Maturity; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(i)                                     The Person in whose name the certificate or certificates for any shares of Common Stock issuable upon conversion are registered shall be treated as the holder of record of such shares as of the close of business on the relevant Conversion Date.  Upon conversion of a Note, the Person who surrendered such Note for conversion shall no longer be the Holder thereof.

(j)                                     The Issuer shall not issue any fractional share of Common Stock upon conversion and shall instead pay cash in lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion based on the Closing Sales Price of the Common Stock on the relevant Conversion Date.

Section 4.03                                Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event.

(a)                                  If a Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Repurchase Date or, if such Make Whole Adjustment Event does not also constitute a Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make Whole Adjustment Event (such period, the “Make Whole Adjustment Event Period”), the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”), as described below.  The Issuer shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) promptly following the Effective Date of any Make Whole Adjustment Event, and in any event, no later than five business days after such Effective Date, and will indicate in such notice the last day of the Make Whole Adjustment Period.

(b)                                 The number of Additional Shares by which the Conversion Rate shall be increased for conversions during the Make Whole Adjustment Event Period shall be determined by reference to the table in Section 4.03(d) below, based on the date on which the Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make Whole Adjustment Event.  If the holders of the Common Stock receive only cash in a Make Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make Whole

Adjustment Event.  The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during such ten consecutive Trading Day period.

(c)                                  The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(d)                                 The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 4.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$14.00	$16.00	$18.00	$20.00
April 6, 2011	27.7777	23.9832	17.0563	12.2884	8.9090	6.4620	4.6624	2.3195	0.9973	0.2750	0.0000
April 15 2012	27.7777	24.3852	17.0303	12.0530	8.5887	6.1250	4.3438	2.0763	0.8387	0.1924	0.0000
April 15, 2013	27.7777	24.0362	16.2897	11.1899	7.7386	5.3540	3.6759	1.6225	0.5600	0.0623	0.0000
April 15, 2014	27.7777	22.4488	14.3904	9.3326	6.0873	3.9610	2.5458	0.9355	0.1925	0.0000	0.0000
April 15, 2015	27.7777	18.1166	10.0874	5.6288	3.1444	1.7401	0.9268	0.1489	0.0000	0.0000	0.0000
April 15, 2016	27.7777	3.9682	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)  if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)  if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no increase shall be made to the Conversion Rate; and

(iii)  if the Stock Price is less than $6.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no increase shall be made to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 166.6666 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.04.

Nothing in this Section 4.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.04 in respect of a Make Whole Adjustment Event.

Section 4.04                                Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.04, without having to convert their Notes, as if they held a number of shares of Common Stock, for each $1,000 principal amount of their Notes, equal to the Conversion Rate.

(a)                                  If the Issuer issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of its Common Stock, or if the Issuer subdivides or combines its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR1	=

the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be; and

OS1	=

the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be, and after giving effect to such issuance, subdivision or combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Issuer distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 days after the date of such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Announcement Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sales Price of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Announcement Date of such distribution.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such issuance had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at a price per share that is less than the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Announcement Date of such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by the Board of Directors.

(c)                                  If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions of Section 4.04(d) apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire Capital Stock or other securities of the Issuer, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=

the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the close of business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 4.04(c) shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “SP0” minus “FMV” (in each case, as defined above) is less than $1.00, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                                                   =                      the Conversion Rate in effect immediately prior to the close of business on the Effective Date of the Spin-Off;

CR1                                                   =                      the Conversion Rate in effect immediately after the close of business on the Effective Date of the Spin-Off;

FMV0                                        =                      the average of the closing sales prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Effective Date of the Spin-Off (such period, the “Valuation Period”); and

MP0                                                =                      the average of the Closing Sales Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding calculation will occur at the open of business on the date after the Trading Day of the Valuation Period, but will be given effect immediately after the close of business on the Effective Date for the Spin-Off.  Because the adjustment to the Conversion Rate at the end of the Valuation Period will be made with retroactive effect, the Issuer will delay the settlement of the Notes where the Conversion Date occurs during the Valuation Period.  In such event the Issuer will deliver any shares of Common Stock and cash in lieu of fractional shares (based on the adjusted Conversion Rate) on the third Business Day immediately following the last day of the Valuation Period.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.10), rights, options or warrants distributed by the Issuer to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

•  a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

•  a dividend or distribution of rights, options or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and

Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Issuer, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be” within the meaning of Section 4.04(a) or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 4.04(b).

For purposes of the above calculation, (i) the “closing sales price” of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sales Price of the Common Stock, (ii) whether a day is a “Trading Day” for the applicable Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

(d)         If the Issuer makes or pays any cash dividend or distribution to all or substantially all holders of the outstanding Common Stock (other than distributions to which Section 4.04(e) applies or in connection with the liquidation or winding up of the Issuer), the Conversion Rate shall be increased based on the following formula:

where,

CR0                                                   =                      the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1                                                   =                      the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0                                                     =                      the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                                                =                      the amount in cash per share the Issuer pays or distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If any dividend or distribution to which this Section 4.04(d) applies is declared but not so paid or made, the

Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “SP0” minus “C” (in each case, as defined above) is less than $1.00, in lieu of the foregoing increase to the Conversion Rate, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)          If the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                                                   =                      the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately after the Expiration Date;

CR1                                                   =                      the Conversion Rate in effect immediately after the open of business on the Trading Day immediately after the Expiration Date;

AC                                                      =                      the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0                                                   =                      the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1                                                   =                      the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1                                                     =                      the average of the Closing Sales Prices of the Common Stock over the Averaging Period.

The adjustment to the Conversion Rate under this Section 4.04(e) will occur at the open of business on the day following the last day of the Averaging Period, but will be given effect immediately after the open of business on the Trading Day immediately following the Expiration Date.  Because the adjustment to the Conversion Rate will be made at the end of the Averaging Period with retroactive effect, the Issuer will delay the settlement of any Notes where the Conversion Date occurs during the Averaging Period.  In such event, the Issuer will deliver shares of Common Stock and cash in lieu of fractional shares (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last Trading Day of the Averaging Period.  If the Issuer or one of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender or exchange offer, but the Issuer or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)                                    Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(g)                                 In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 4.04 and Section 4.03, and to the extent permitted by applicable law and applicable listing rules of The Nasdaq Global Select Market, the Issuer from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Issuer’s best interest or to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Issuer shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 The Issuer will not be required to adjust the Conversion Rate for any transaction or event other than those transactions and events described under clauses (a) through (e) of this Section 4.04 and Section 4.03.  Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iii)                               upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes are first issued;

(iv)                              for accrued and unpaid interest, if any;

(v)                                 solely for a change in the par value of the Common Stock;

(vi)                              upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 4.04(e)

(vii)                           for the sale or issuance of new shares of Common Stock or securities convertible into or exercisable for shares of Common Stock for cash, including at a price per share less than the fair market value thereof or otherwise (except as described in clause 4.04(c) above) or in an acquisition (except as described in Section 4.03); or

(viii)                        for a third-party tender or exchange offer.

(i)                                     All calculations and other determinations under this Article 4 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  Notwithstanding anything in this Section 4.04 to the contrary, the Issuer shall not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least 1% of the Conversion Rate; provided that the Issuer shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is greater than 1%, upon any conversion of Notes.

(j)                                     Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment, the calculation of the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                  For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l)                                     The Issuer shall not take any action that would result in adjustment of the Conversion Rate pursuant to the provisions of this Indenture, in such a manner as to result in the reduction of the Conversion Price to less than the par value, if any, per share of the Common Stock.

Section 4.05                                Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.  The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

The Issuer covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

Upon conversion of Notes, if the Common Stock is then listed or quoted on any national securities exchange or over-the-counter or other domestic market, the Issuer shall list or cause to have quoted on such exchange or other market any shares of Common Stock to be issued upon conversion.

Section 4.06                                Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                                  In the event of: (i) any reclassification, recapitalization or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or binding share exchange involving the Issuer, or (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Issuer’s property and assets as an entirety or substantially as an entirety, in each case, in which holders of the Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, Holders of Notes shall be entitled to convert each $1,000 principal amount of their Notes into the kind and amount of cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon the occurrence of such Merger Event and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture hereto permitted under Section 6.01 providing for such change in the right to convert each $1,000 principal amount of Notes.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Section 3.01.

(b)                                 In the event the Issuer shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.06, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 4.06.  None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.07                                Certain Covenants.

(a)                                  The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 4.08                                Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility or have any liability to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 4.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Original Indenture, may accept an Opinion of Counsel (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 4.09                                [Reserved].

Section 4.10                                Stockholder Rights Plans.  To the extent that the Issuer has a rights plan in effect upon conversion of the Notes, the converting Holder shall receive, in addition to the Common Stock received in connection with such conversion, the appropriate number of rights, if any, and the certificates representing the Common Stock received in connection with such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to such conversion, the rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed shares of Capital Stock of the Issuer, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock as provided in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

REMEDIES

Section 5.01                                Events of Default.  Each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes, and, except to the extent set forth in this Section 5.01, the Notes shall not have the benefit of any “Event of Default” specified in

Section 5.01 of the Original Indenture, which shall not apply with respect to the Notes, and this Section 5.01 supersedes the entirety thereof:

(a)                                  failure by the Issuer to pay the principal of any Note when due;

(b)                                 failure by the Issuer to deliver the shares of Common Stock due upon conversion of any Note (including any Additional Shares) when due, if such failure continues for a period of three Business Days;

(c)                                  failure by the Issuer to pay any interest on any Note when due if such failure continues for 30 days;

(d)                                 failure by the Issuer to pay the Fundamental Change Repurchase Price of any Note when due;

(e)                                  failure by the Issuer to timely provide the Repurchase Right Notice pursuant to Section 3.01(c) or failure by the Issuer to timely provide notice of the anticipated or actual Effective Date of a Make Whole Adjustment Event pursuant to Section 4.03, if such failure continues for three days;

(f)                                    failure by the Issuer to comply with its obligations under Section 7.01;

(g)                                 default by the Issuer or any Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of the Issuer and/or of any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon acceleration or otherwise, in each case, after any applicable grace period and without such indebtedness having been discharged or the acceleration of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Notes;

(h)                                 final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against the Issuer or any Subsidiary of the Issuer, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     failure by the Issuer for 60 days after written notice from the Trustee or the Holders of at least 25% of the principal amount of the Notes then Outstanding has been received to comply with any of its other agreements contained in the Notes or this Indenture;

(j)                                     the Issuer or any Significant Subsidiary or any group of Subsidiaries of the Issuer that in the aggregate would constitute a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(k)           an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary or any group of Subsidiaries of the Issuer that in the aggregate would constitute a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 5.02           Acceleration; Rescission and Annulment.  In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(j) or Section 5.01(k) with respect to the Issuer), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding determined in accordance with Section 7.04 of the Original Indenture, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, subject to Section 9.04, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding, but subject to the following paragraph.  If an Event of Default specified in Section 5.01(j) or Section 5.01(k) with respect to the Issuer occurs and is continuing, the principal of, and accrued and unpaid interest on, all Notes shall be automatically and immediately due and payable, subject to Section 9.04.

If, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 6.06 of the Original Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section

5.07, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority of the aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to deliver the consideration due upon conversion of the Notes.

Section 5.03           Additional Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Issuer so elects, the sole remedy hereunder and under the Notes for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 3.04 shall, for the first 270 days after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes, which shall accrue from the date that such Event of Default occurs to, but not including, the 271st day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived). If the Issuer elects to pay Additional Interest in accordance with this Section 5.03, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 271st day after an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 3.04, if such Event of Default has not been cured or waived, the Notes shall be subject to acceleration as provided in Section 5.02. The provisions set forth in this Section 5.03 shall not affect any other Default or Event of Default or impair any right consequent thereon.

In order to elect to pay Additional Interest as the sole remedy during the first 270 days after the occurrence of an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 3.04, in accordance with the immediately preceding paragraph, the Issuer must notify all Holders of the Notes, the Trustee and the Paying Agent of such election on or prior to the close of business on the fifth Business Day after the date on which such Event of Default would otherwise occur.  Upon the Issuer’s failure to timely give such notice or pay Additional Interest in accordance with this Section 5.03, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

Section 5.04           Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) of, or interest on, any Note on or after the applicable due date, or the right to convert a Note in accordance herewith (including, without limitation, the right to receive delivery of the consideration due upon conversion), the Holder of such Note shall not have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

(a)           such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)           Holders of at least 25% of the aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)           such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)           no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the principal amount of the Notes Outstanding within such 60-day period pursuant to Section 5.07,

(f)            it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.04 each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on and (z) the consideration due upon conversion of, such Note, on the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 5.05           Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.06           Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.09 of the Original Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.07           Waiver; Unconditional Right of Holders to Receive Amounts Due upon Conversion.  Subject to the Trustee’s right to demand reasonable indemnity or security in accordance with Section 6.02 of the Original Indenture, the Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Original Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any applicable rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Original Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder to (i) pay the principal (including any Fundamental Change Repurchase Price) of, or accrued and unpaid interest on, the Notes when due, (ii) deliver the shares of Common Stock owing upon conversion of any Note (including Additional Shares, if any) as provided in Section 4.02 or (iii) comply with any of the provisions hereof that under Article 6 may not be modified without the consent of the Holder of each Outstanding Note affected.  Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.08           Notice of Defaults.  The Trustee shall, within 90 days after the occurrence of a Default or an Event of Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults or Events of Default known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default in the delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.09           Compliance Certificate; Statements as to Defaults.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2011) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any failure by the Issuer to comply with any of the terms, provisions and conditions of this Indenture or any other Default or Event of Default and, if so, specifying each such failure, Default or Event of Default and the nature thereof.

In addition, the Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposes to take with respect thereto.

However, the Trustee need not mail the Officer’s Certificate if the Default or Event of Default (a) has been cured or waived or (b) is not in the payment or delivery of any amounts due with respect to any Notes and the Trustee in good faith determines that withholding the Officer’s Certificate is in the best interests of the Holders.

Section 5.10           Application of Proceeds.  Any moneys collected by the Trustee pursuant to this Article 5 in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06 of the Original Indenture;

SECOND:  In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, to the extent permitted by applicable law, at the rate of interest specified in Section 2.01, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD:  In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, to the extent permitted by applicable law, at the specified in Section 2.01; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.11           Suits for Enforcement.  In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.12           Restoration of Rights on Abandonment of Proceedings.  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case (subject to any determination in such proceeding) the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Note Holders shall continue as though no such proceedings had been taken.

ARTICLE 6

SUPPLEMENTAL INDENTURE

Section 6.01           Supplemental Indentures Without Consent of Holders.  The Issuer and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto without notice to, or the consent of, the Holders of the Notes for one or more of the following purposes:

(a)           to cure any ambiguity, defect or inconsistency without adversely affecting the rights of any Holder;

(b)           to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture pursuant to Article 7;

(c)           to add guarantees with respect to the Notes;

(d)           to secure the Notes;

(e)           to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(f)            to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(g)           to make any change that does not adversely affect the rights of any Holder;

(h)           to comply with the requirements of the Commission in connection with any qualification of this Indenture under the Trust Indenture Act of 1939; and

(i)            to conform the provisions in this Indenture to the description thereof in the “Description of the Notes” section of the preliminary prospectus supplement dated March 28, 2011, as supplemented by the free writing prospectus dated March 31, 2011, relating to the offering and sale of the Notes.

Upon the written request of the Issuer, the Trustee is hereby authorized to join with the Issuer in the execution of such supplemental indenture and to make any further appropriate agreements and stipulations therein contained, unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Any supplemental indenture authorized by the provisions of this Article 7 may be executed by the Issuer and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 6.02.

Section 6.02           Supplemental Indentures With Consent of Holders.  With the consent (evidenced as provided in Article 7 of the Original Indenture) of the Holders of a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 7 of the Original Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), the Issuer and the Trustee, at the Issuer’s Expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders.  In addition, the Holders of a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 7 of the Original Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) may waive compliance by the Issuer in any instance with any provision hereof without notice to the other Holders.  Notwithstanding the immediately preceding two sentences, without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture or waiver may be made if such supplemental indenture or waiver would:

(a)           extend the maturity of the principal of, or the stated time for payment of interest on, any Note;

(b)           reduce the principal amount of, or the rate of interest on, any Note;

(c)           reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d)           change the currency of payment of principal of or interest on the Notes or change the place of payment of any Note;

(e)           impair the right of any Holder to receive payment of principal of and interest on such Holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(f)            modify the provisions of Section 3.01 in a manner adverse to Holders of the Notes;

(g)           adversely affect the right of Holders to convert their Notes;

(h)           change the ranking of the Notes; or

(i)            modify the provisions of this Article 6 or the waiver provisions in Section 5.07, except to increase the percentage required for modification, amendment or waiver or to provide for consent of the Holder of each Outstanding Note affected.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 6.05, the Trustee shall join with the Issuer in the execution of such supplemental indenture and to make any further appropriate agreements and stipulations therein contained, unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

The consent of the holders is not necessary under this Section 6.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if the requisite number of Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the supplemental indenture.

Section 6.03           Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 6, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 6.04           Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 6 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 6.05           Evidence of Compliance of Supplemental Indenture to Be Furnished.  In addition to the documents required by Section 11.05 of the Original Indenture, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 6 and is permitted or authorized by the Indenture.

ARTICLE 7

SUCCESSOR COMPANY

Section 7.01           Consolidation, Merger and Sale of Assets.  The Issuer shall not consolidate with, enter into a binding share exchange with, or merge with or into another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any successor Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Issuer) expressly assumes by supplemental indenture all of the obligations of the Issuer under the Notes and this Indenture;

(b)           to the extent that the Successor Person is not the issuer of any part of the Reference Property, such issuer of the Reference Property guarantees the Notes or otherwise provides adequate assurance that the immediate resale of any Reference Property received upon conversion by holders of convertible notes who are not affiliates of the Issuer or the surviving or transferee Person will not require registration under the Securities Act;

(c)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(d)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 7.03.

For purposes of this Section 7.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

Section 7.02           Successor Corporation to Be Substituted.  In case of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company (if not the Issuer), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Issuer’s properties and assets.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 7 the Person named as the “Issuer” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes, subject to the assumption by the Successor Company of all of the Issuer’s obligations hereunder including, without limitation, those to the Trustee.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 7.03           Opinion of Counsel to Be Given Trustee.  No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 7.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.01           Conflict With Any Provision of Indenture With Trust Indenture Act of 1939.  If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such incorporated provision shall control.

Section 8.02           New York Law to Govern.  This First Supplemental Indenture and the Notes, shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

Section 8.03           Address for Notices.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Issuer shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Issuer with the Trustee) to A123 Systems, Inc., 200 West Street, Waltham, MA 02451, Attention: General Counsel, with a copy to Latham & Watkins LLP, 200 Clarendon Street, 20th Floor, Boston, MA 02116, Attention: John H. Chory, Esq.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed, or delivered electronically, within the time prescribed.  Whenever a notice is required to be given by the Issuer, such notice may be given by the Trustee on the Issuer’s behalf, and the Issuer shall make any notice it is required to give to Holders available on its website.

Failure to mail or otherwise deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail or electronic delivery, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 8.04           No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 8.05           Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Notes Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 8.06           Calculations.  Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under this Indenture and the Notes.  These calculations include, but are not limited to, determinations of the Closing Sales Prices of the Common Stock, adjustments to the Conversion Rate, accrued interest payable on the Notes, the number of Additional Shares (if any) and the Conversion Rate and Conversion Price.  The Issuer shall make all of these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes.  The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and

Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.  The Trustee shall forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer.

Section 8.07           Legal Holidays.  In any case where any Interest Payment Date, the Stated Maturity or any Fundamental Change Repurchase Date of a Note falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day, with the same force and effect as if taken on the originally scheduled date, and no interest on such payment shall accrue in respect of the delay.

Section 8.08           Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 8.09           Effects of Headings.  The Article and Section headings and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.10           Severability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Notes, but this Supplemental Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.11           Ratification of Original Indenture.  The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Issuer and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 8.12           The Trustee.  The recitals in this Supplemental Indenture are made by the Issuer only and not the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 8.13           Set-Off of Withholding Taxes. If the Issuer is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment to the Conversion Rate, the Issuer may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Common Stock on the Securities (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the shares of Common Stock). For purposes of such a set-off, each share of Common Stock shall be deemed to have a value equal to the Closing Sales Price of the Common Stock on the Conversion Date applicable to such Note.

ARTICLE 9

SUBORDINATION

Section 9.01           Agreement to Subordinate.  The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full in cash or other payment satisfactory to the holders of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 9.02           Liquidation; Dissolution; Bankruptcy.

(a)           Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities:

(i)            holders of Senior Indebtedness will be entitled to receive payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes; and

(ii)           until all obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 9 will be made to holders of Senior Indebtedness, as their interests may appear.

(b)           To the extent any payment of Senior Indebtedness is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, reorganization, insolvency, receivership or similar proceeding, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred and the provisions of this Article 9 will be applied accordingly.

Section 9.03           Default on Designated Senior Indebtedness.

(a)           The Issuer may not make, directly or indirectly through any Subsidiary or other Person, any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other obligations with respect to the Senior Indebtedness have been paid in full (except (i) if the Issuer repurchases the Notes in the open market (ii) in the event of a satisfaction and discharge of the Indenture, payments by the Trustee of monies held in trust by it to be applied to payment to holders of the Notes or (iii) payments of cash in lieu of fractional shares upon conversion pursuant to Section 4.02(j)) if:

(1)   a default in the payment (a “Payment Default”) of any Senior Indebtedness occurs and is continuing beyond any applicable grace period set forth in the agreement, senior indenture or other document governing such Senior Indebtedness and the Trustee receives a notice of such default from the Issuer or any Representative of such holders of Senior Indebtedness;

(2)  any other default (a “Nonpayment Default”) occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that Class of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default that also states that such series of Designated Senior Indebtedness may be accelerated (a “Payment Blockage Notice”) from the Issuer or any Representative of such holders of Designated Senior Indebtedness. The Trustee shall promptly deliver a copy of any Payment Blockage Notice received by it to the Issuer and the Issuer shall promptly deliver such copy to all holders of Designated Senior Indebtedness. If the holders of a majority in principal amount of all Designated Senior Indebtedness outstanding at the time such Payment Blockage Notice is delivered to the Issuer shall, within 10 days of their receipt thereof, deliver to the Issuer and the Trustee a notice rescinding such Payment Blockage Notice, such Payment Blockage Notice shall be deemed not to have been delivered for all purposes of the Indenture.

No new Payment Blockage Notice may be delivered by a Class of Designated Senior Indebtedness in respect of a Nonpayment Default unless and until 90 days have elapsed during which no payment blockage was in effect with respect to that Class of Designated Senior Indebtedness and in no event shall more than two Payment Blockage Notices from any single Class of Designated Senior Indebtedness become effective during any 360 day period.

(b)           The Issuer may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(i)            in the case of a Payment Default, upon the date upon which such default is cured or waived or ceases to exist, and

(ii)           in the case of a Nonpayment Default, upon the earlier of the date on which such Nonpayment Default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated (in which event the foregoing subclause (i) shall apply), if this Article 9 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 9.04           Acceleration of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Issuer may not make, directly or indirectly through any Subsidiary or other Person, any payment or distribution to the Trustee or any Holder in respect of obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full or such acceleration is rescinded in accordance with the terms of this Supplemental Indenture. The Issuer will promptly notify holders of Senior Indebtedness of any such acceleration.

Section 9.05           When Distribution Must Be Paid Over.  In the event that the Trustee or any Holder of the Notes receives any payment or distribution of the Issuer’s assets with respect to the Notes at a time when the payment is prohibited by Section 9.03 or Section 9.04, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative, if any, under the agreement, indenture or other document (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Supplemental Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Article 9, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 9.06           Notice by Issuer.  The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article 9, but failure to give such notice will not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 9.

Section 9.07           Subrogation.  After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 9 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

Section 9.08           Relative Rights.  This Article 9 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Supplemental Indenture will:

(a)           impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, and interest, if any, on, the Fundamental Change Repurchase Price of, and to pay or deliver any amount due upon conversion of, the Notes in accordance with their terms;

(b)           affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness; or

(c)           prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

If the Issuer fails because of this Article 9 to pay principal of, or interest, if any, on, the Fundamental Change Repurchase Price of, or to pay or deliver any amount due upon conversion of, the Notes in accordance with their terms, the failure is still a Default or Event of Default.

Section 9.09           Subordination May Not Be Impaired by the Issuer.  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Supplemental Indenture.

Section 9.10           Rights of Trustee and Paying Agent.  Notwithstanding the provisions of this Article 9 or any other provision of the Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 9, except for any acceleration of the Notes prior to making any such payment or distribution which is actually known by a Responsible Officer of the Trustee prior to making any such payment or distribution. The notice may only be given by the Issuer or a Representative, for any Senior Indebtedness. For the avoidance of doubt, no such notice shall constitute a Payment Blockage Notice unless delivered in accordance with Section 9.03(a)(2). Notwithstanding anything herein to the contrary, nothing in this Article 9 will impair the claims of, or payments to, the Trustee under or pursuant to Section 6.06 or Section 10.05 of the Original Indenture.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Notes Registrar, any Paying Agent, any Conversion Agent, and their successors hereunder may do the same with like rights.

Section 9.11           Authorization to Effect Subordination; Filing Proof of Claim.  Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 9, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.02 of the Original Indenture at least 30 days before the expiration of the time to file such claim the Issuer or a Representative, is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 9.12           Reliance and Amendments.

(a)           Each Holder of Notes by its acceptance thereof acknowledges and agrees that the subordination provisions set forth in this Article 9 are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

(b)           The provisions of this Article 9 may not be amended or modified without the written consent of the holders of all Senior Indebtedness.  The Trustee may rely on written confirmation from the Representative that such written consent constitutes the holders of all Senior Indebtedness.  In addition, any amendment to, or waiver of, the provisions of this Article 9 that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of a majority in aggregate principal amount of Notes then Outstanding.  The Trustee may rely on an Opinion of Counsel as to the determination of whether such rights are adversely affected.

Section 9.13           No Waiver of Subordination Provisions.  Without in any way limiting the generality of Section 9.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 9 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of April 6, 2011.

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
	Name:	David P. Vieau
	Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Rick Barnes
	Name:	Rick Barnes
	Title:	Vice President

[Form of Convertible Subordinated Note]

FACE OF NOTE

[Include following legend if a Global Note:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

A123 SYSTEMS, INC.
3.75% Convertible Subordinated Notes due 2016

No. [ ]	CUSIP No.: 03739T AA6
ISIN: US03739TAA60
Initially [$ ]

A123 Systems, Inc., a Delaware corporation (“Issuer”, which term includes any successor corporation), for value received promises to pay to [If the Note is a Global Note — Cede & Co.][If the Note is not a Global Note —                     ] or registered assigns, the principal sum as set forth in the Schedule of Exchange of Notes attached hereto on April 15, 2016 (the “Stated Maturity”) and to pay interest thereon from                           or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on April 15 and October 15 in each year, commencing                            (each, an “Interest Payment Date”) at the rate of 3.75% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 1% per annum on any overdue principal and on any overdue installment of interest.  Additional Interest will be payable as set forth in Section 5.03 of the within-mentioned Supplemental Indenture (as defined below), and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest, which shall be the April 1 or October 1  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”).  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Reference is made to the further provisions set forth on the reverse of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

A123 SYSTEMS, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:  [   ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

A123 SYSTEMS, INC.

3.75% Convertible Subordinated Notes due 2016

1.  Indenture

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.75% Convertible Subordinated Notes due 2016 (hereinafter called the “Notes”) of the Issuer, which series is initially limited in aggregate principal amount to $125,000,000 (as increased by an amount equal to the aggregate principal amount of any Additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase Additional Notes as set forth in the Underwriting Agreement), all of such Notes issued and to be issued under an Indenture dated as of April 6, 2011 (the “Original Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”) and as supplemented by the First Supplemental Indenture dated as of April 6, 2011 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  The provisions of the Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured subordinated obligations of the Issuer.  The Issuer may, subject to the provisions of the Indenture and applicable law, issue additional Notes of any series under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note and the consideration due upon conversion on the respective due dates therefor.

2.  Method of Payment.

The Issuer shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.  Paying Agent and Notes Registrar

Initially, the Trustee will act as Paying Agent, Conversion Agent and Notes Registrar.  The Issuer may change any Paying Agent, Conversion Agent and Notes Registrar without notice to the Holders.

4.  Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith under the Indenture or as required by law.

5.  Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

6.  Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

7.  No Defeasance.

The provisions of the Original Indenture for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, do not apply to this Note.

8.  Event of Default.

In case an Event of Default, as defined in the Indenture, other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% of the aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  If an Event of Default occurs relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, the principal of, and interest on, all Notes will automatically become due and payable, subject to Section 9.04 of the Supplemental Indenture.

9.  Supplemental Indentures and Waivers.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences, or compliance with certain provisions of the Indenture.

10.  Fundamental Change.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Stated Maturity, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

11.  Subordination.

Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness as defined in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

12.  Conversion

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the third Business Day immediately preceding the Stated Maturity, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

13.  No Redemption

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

14.  Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer as if it were not the Trustee.

15.  No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, past, present or future as such, of the Issuer or any predecessor or successor corporation thereof shall have any liability for any obligation under the Notes or the Indenture, as amended by the Supplement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16.  Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.  Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.  CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.  Governing Law.

The laws of the State of New York shall govern the Indenture and this Note, and for all purposes this Note shall be governed by and construed in accordance with the laws of such State.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  [                  ]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with the terms of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF REPURCHASE EXERCISE NOTICE]

To: [                  ]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from A123 Systems, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered Holder hereof in accordance with Article 3 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                              agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Dated:	Signed:

Signature
Guarantee:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the Note must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF SCHEDULE OF EXCHANGES OF NOTES]

The following increases or decreases in this Global Note have been made:

Date of exchange, repurchase or conversion	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian